UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Neuberger Berman High Yield Strategies Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

September 23, 2019

Stockholders of Neuberger Berman High Yield
Strategies Fund Inc. (NYSE American: NHS)

Two of the leading independent proxy advisory firms recommend that stockholders vote on the WHITE proxy card “FOR” your incumbent Board nominees and “AGAINST” Saba’s proposals

Dear Stockholder:

Institutional Shareholder Services, Inc. (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”) have released their research reports on the upcoming stockholder meeting of Neuberger Berman High Yield Strategies Fund Inc. (“NHS” or the “Fund”), which is scheduled to take place on Thursday, October 3, 2019.

Both ISS and Glass Lewis recommend that stockholders vote “FOR” all of the incumbent Director nominees and “AGAINST” Saba’s1 stockholder proposals on the enclosed WHITE proxy card.

●	Glass Lewis supports the Fund’s incumbent Board nominees given the Fund’s “compelling market returns” and notes that Saba’s “questionably relevant nominees” offer “backgrounds of little to no relevance to NHS.”

●	ISS believes that the Fund’s “investment advisory agreement should not be terminated on the basis of Neuberger’s superior performance and [the size of the Fund’s] discount relative to its peers.” ISS adds that Saba’s proposal “offers no replacement manager, raising the possibility that the [F]und could eventually be orphaned without any manager at all.”

●	ISS states that the “aggressive tender offer such as the one proposed by Saba could lead to a drastic reduction in the [F]und’s size and increase in its expense ratio - making the [F]und less attractive to investors.”

Saba is only looking for a short-term profit to the detriment of the Fund’s long-term stockholders. Do NOT let Saba and its campaign of misleading stockholder communications potentially destroy your Fund.

__________

“WE CONSIDER SABA’S SUGGESTIVE COMMENTARY AROUND AN ENTIRELY UNRELATED SETTLEMENT AGREEMENT AND THE SUBMISSION OF QUESTIONABLY RELEVANT NOMINEES DO LITTLE TO OFFSET THE IMPRESSION THAT THE CURRENT CAMPAIGN IS MORE FOCUSED ON EXPEDIENT ARBITRAGE THAN SUSTAINABLE, INCREMENTAL ADJUSTMENT TO NHS’ POLICIES. IN VIEW OF THESE CONSIDERATIONS, WE BELIEVE INVESTORS SHOULD REJECT SABA’S CAMPAIGN, INCLUDING ITS RELATED SHAREHOLDER PROPOSALS, AT THIS TIME.”

— GLASS LEWIS

[1]	Saba Capital Management, L.P. and certain entities it manages, including Saba Capital Master Fund, Ltd., which submitted the stockholder director nominations and the stockholder proposals, are hereinafter collectively referred to as “Saba.”

Saba Has Been Waging a Campaign of Misinformation
The materials that Saba has sent you are misleading in multiple regards. We feel compelled to set the record straight and separate fact from fiction.

SABA’S ALLEGATIONS	IN REALITY
Saba’s slate of nominees would better protect stockholder value	Saba’s inexperienced, paid dissident nominees would only serve Saba’s interests, while the incumbent Directors have a history of being devoted to safeguarding stockholders’ investments.
Neuberger Berman has not managed the Fund properly and its performance has lagged	Neuberger Berman has a history of generating strong returns for the Fund. NHS has meaningfully outperformed the Morningstar U.S. Closed-end High Yield Fund Category (“Morningstar Category”) average total return (market price & NAV) for the rolling 1-, 3-, 5- and 10-year periods, since inception.[2]
NHS’ discount has been persistently high and the Board has been ineffective in addressing it	The Fund’s Board has taken a variety of actions to enhance investor value and address the Fund’s discount without jeopardizing the Fund’s long-term viability. The Fund’s discount has improved 8.95% year-to-date as of August 31, 2019, outperforming the Morningstar Category, and has continued to improve since the Board approved an increase in the Fund’s distribution rate.[2]
Neuberger Berman extracts high advisory fees because the definition of “managed assets” in the advisory agreement includes leverage amounts and this incentivizes Neuberger Berman to run a high level of leverage

Neuberger Berman follows standard industry practice by including leverage amounts in “managed assets” when calculating its advisory fee. In managing the Fund, Neuberger Berman opportunistically utilizes leverage to generate greater returns and income for stockholders, all in accordance with its stated objective and strategy, 1940 Act regulations and rating agency guidelines.

The Fund’s leverage is currently and has been historically accretive to its common stockholders, thereby increasing their total return.

Neuberger Berman has a history of violating federal law	NB Alternative Advisers LLC (“NBAA”), which exists as a legally distinct entity from Neuberger Berman Investment Advisers LLC (“NBIA”), the Fund’s manager, entered into a settlement with the SEC in 2018, which did not constitute an admission of guilt. NBAA manages private equity, private debt and other private investment strategies and provides no services to NHS. As noted by Glass Lewis, “the NBAA settlement falls well outside of relevance for NHS investors” as there is a “complete lack of a substantive connection between NHS and the relevant subset of NBAA’s advisory business.”

Recently, in a letter to stockholders, Saba compares NHS’ total expense ratio to those of unnamed, unspecified fund products offered by Vanguard, iShares, Fidelity and State Street.

These open-end mutual funds and exchange-traded funds are very different products than NHS, which is an actively managed closed-end fund that utilizes leverage to provide an attractive monthly distribution of 9.19% based on the Fund’s market price, as of August 31, 2019. Please consider whether this is an appropriate comparison.

Speaking of high expense ratios, we would note that Saba Closed-End Funds ETF, Saba’s sub-advised ETF that employs its closed-end fund arbitrage strategy, has an expense ratio of 2.56%, which, according to Morningstar data, is nearly 5 times higher than the average expense ratio for ETFs!2 This is yet another example of Saba’s willingness to say and do anything for its own self-interest, which is not aligned with NHS’ long-term stockholders.

YOUR VOTE IS EXTREMELY IMPORTANT. PLEASE VOTE TODAY!

The Fund’s Annual Meeting is close and we need every stockholder’s vote. Please protect your investment and send a strong message to Saba by signing, dating and mailing the WHITE proxy card today and vote your shares FOR the Fund’s incumbent Director nominees and AGAINST the dissident stockholder proposals submitted by Saba.

PLEASE DO NOT SEND BACK SABA’S GOLD PROXY CARD, even to withhold votes on Saba’s nominees, as this may cancel your prior vote for your Fund’s nominees. If you have already returned Saba’s gold proxy card, you can still support your Board and the Fund by returning the enclosed WHITE PROXY CARD. Only your latest dated proxy card submission will count.

2	Source: Morningstar.
*	Permission was neither sought nor obtained from ISS or Glass Lewis for using excerpts from their research reports.

If you have any questions, please contact our proxy solicitor:
1212 Avenue of the Americas, 24th Floor • New York, New York 10036
Telephone: 212.297.0720 • Toll-Free: 888.785.6668 • Email: info@okapipartners.com

U0286 09/19 ©2019 Neuberger Berman Group LLC. All rights reserved.

PROXY	NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.	PROXY

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 3, 2019
1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104-0002

The undersigned appoints as proxies Brian Kerrane, Claudia A. Brandon and Corey A. Issing, and each of them (with full power of substitution), to vote all of the undersigned’s shares of Neuberger Berman High Yield Strategies Fund Inc. (the “Fund”) at the Annual Meeting of Stockholders to be held on October 3, 2019, at 12:30p.m. Eastern Time at the offices of Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, New York 10104-0002, and any adjournments or postponements thereof (“Annual Meeting”), with all the power the undersigned would have if personally present. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is acknowledged by your execution of this proxy. This proxy is being solicited on behalf of the Fund’s Board of Directors.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” proposal 1 and “AGAINST” proposals 2 and 3 specified on the reverse side. This proxy also grants discretionary power to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Your vote is important no matter how many shares are owned. Please sign and date this proxy card on the reverse side and return it promptly in the enclosed envelope.

CONTROL #:
SHARES:
Note: Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. When signing in a fiduciary capacity, such as by attorney, executor, administrator, trustee or guardian, etc., please give full title. Corporate and partnership proxies should be signed by an authorized person. By signing this proxy card, receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement is acknowledged.

Signature(s) (Title(s), if applicable)

Date

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE
CONTINUED ON THE REVERSE SIDE

THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY:
1.	By Phone: Call Okapi Partners toll-free at: 855-305-0857 to vote with a live proxy services representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 6:00 PM (ET).
OR
2.	By Internet: Refer to your proxy card for the control number and go to: www.okapivote.com/NHS2019 and follow the simple on-screen instructions.
OR
3.	By Mail: Sign, Date, and Return this proxy card using the enclosed postage-paid envelope.
If possible, please utilize option 1 or 2 to ensure that your vote is received and registered in time for the meeting on October 3, 2019.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “AGAINST” PROPOSALS 2 AND 3

1.	To elect three Class II Directors

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each nominee you wish to withhold.

	☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT
☐ Michael J. Cosgrove
☐ Deborah C. McLean
☐ Tom D. Seip

FOR AGAINST ABSTAIN
2.	STOCKHOLDER PROPOSAL: If properly presented, to vote on a stockholder proposal that the Fund terminate the investment management agreement between the Fund and Neuberger Berman Investment Advisers LLC (“NBIA”), the Fund’s investment manager, and all other advisory and management agreements between the Fund and NBIA.		☐ ☐ ☐

3.	STOCKHOLDER PROPOSAL: If properly presented, to vote on a non-binding stockholder proposal asking the Board of Directors of the Fund to consider a self-tender offer for all outstanding common stock of the Fund, and, if more than 50% of the Fund’s outstanding shares are submitted for tender, to cancel the tender offer and either liquidate the Fund or convert it to an open-end fund.		☐ ☐ ☐

To consider and act upon any other business that may properly come before the Meeting or any adjournments or postponements thereof.

You may have received more than one proxy card due to multiple investments in the Fund.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE UPPER PORTION IN THE ENCLOSED ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THIS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 3, 2019

THE PROXY STATEMENT AND THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS FOR THIS MEETING
ARE AVAILABLE AT: WWW.OKAPIVOTE.COM/NHS